UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2026

Neurogene Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
535 W 24th Street, 5th Floor
New York, NY 10011
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (877) 237-5020

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NGNE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective as of April 20, 2026, the Board of Directors (the “Board”) of Neurogene Inc. (the “Company”), upon recommendation of the Board's Nominating and Corporate Governance Committee (the "Nominating Committee"), took action pursuant to the Company's Amended and Restated Bylaws to expand the Board to seven directors and appoint Christine Mikail, the Company’s President and Chief Financial Officer, to fill the vacancy created by that expansion. Ms. Mikail was appointed as a Class II director for a term that will expire at the 2028 annual meeting of the Company's stockholders.
Ms. Mikail has served as the Company’s President and Chief Financial Officer since December 2023, and as President and Chief Financial Officer of the Company’s wholly owned operating subsidiary, Neurogene Inc., a Nevada corporation (“Neurogene OpCo” and together with the Company, “Neurogene”), since September 2019 and as a member of the board of directors of Neurogene OpCo since December 2023. Ms. Mikail leads Corporate Strategy and Business Development, Portfolio Management, Operations, and Finance at the Company. Ms. Mikail brings over two decades of experience supporting biotechnology and pharmaceutical companies in corporate strategy and business development, operations, legal and finance capacities. Prior to her role as President and Chief Financial Officer of Neurogene, Ms. Mikail was Chief Administrative Officer and Head of External Business Development/Alliance Management and General Counsel at Axovant Sciences (which became Sio Gene Therapies Inc. (OTCMAKTS: SIOX)) from March 2015 to March 2017, where she was an integral member of the team that raised $362 million in the company’s initial public offering. Prior to Axovant, she held a variety of senior executive positions at NPS Pharmaceuticals, Inc., Dendreon Corporation, Eli Lilly and Company, and ImClone Systems. Ms. Mikail developed her life sciences focus as a corporate and securities lawyer at the international law firms of Reed Smith LLP and Wilmer Cutler Pickering Hale and Dorr LLP. Ms. Mikail received her B.A., cum laude, from Rutgers University and her J.D. from Fordham University School of Law in New York.
The Nominating Committee recommended Ms. Mikail for appointment to the Board based on her experience as an executive in the biotech industry, her knowledge of the Company, and her strategic, financial, transactional and operational expertise, among other qualifications. Ms. Mikail was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.
As an executive of the Company, Ms. Mikail will not receive any additional compensation for her role as a director of the Company.

Item 7.01	Regulation FD Disclosure
On April 20, 2026, the Company issued a press release announcing the appointment of Christina Shafer as Chief Commercial Officer of the Company and the appointment of Christine Mikail to the Board to fill a newly created vacancy on the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.1 be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROGENE INC.

Date: April 20, 2026	By:	/s/ Christine Mikail
Name: Christine Mikail
Title: President, Chief Financial Officer